Exhibit 99.1

Contact: Tracy McLauchlin, CFO

IES Holdings, Inc.

713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2016 Fourth Quarter and Year-End Results

HOUSTON — December 9, 2016 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter and year ended September 30, 2016.

Fourth Quarter and Fiscal Year 2016 Highlights

•	Income from operations for fiscal 2016 of $25.0 million, an increase of $6.5 million compared with fiscal 2015, and $9.2 million for the fourth quarter of fiscal 2016, an increase of $1.5 million compared with the fourth quarter of fiscal 2015

•	Net income attributable to IES (net income after deducting $0.1 million of noncontrolling interest) for fiscal 2016 of $120.8 million, or $5.62 per diluted share, including the release of significant tax valuation allowances, of which $93.0 million relates to future periods

•	Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) for fiscal 2016 of $22.8 million, an increase of $6.7 million compared with fiscal 2015

•	Revenue of $696.0 million for fiscal 2016, an increase of 21.3% compared with fiscal 2015, and revenue of $205.6 million for the fourth quarter of fiscal 2016, an increase of 28.8% compared with the fourth quarter of fiscal 2015

•	Backlog of approximately $341 million as of September 30, 2016, as compared to approximately $270 million as of September 30, 2015 and approximately $361 million as of June 30, 2016

Management Commentary

Robert Lewey, President, stated, “We believe that fiscal 2016 was a watershed year as we demonstrated our ability to acquire strong businesses, expand our legacy operations and maintain a healthy balance sheet that we believe will support our strategy into the foreseeable future. Equally important, we became a more diversified and balanced company in 2016. Collectively, the five acquisitions that we have completed since mid-2015 are performing as expected, which, coupled with the strength of our legacy businesses, resulted in our highest level of operating income since 2003. Looking forward into 2017, our backlog is up significantly year-over-year, the composition of our backlog is more balanced, and, with total liquidity of over $65 million, we believe we are well positioned to continue to execute our organic and acquisition investment strategies.”

“Given our continued sustained profitability and financial outlook, we now believe that it is more likely than not that we will monetize a significant portion of our deferred tax assets, which include all of our federal and some of our state net operating losses. This expectation requires us to release our tax valuation allowances and, as a result, these deferred tax assets are now reflected on our balance sheet. As part of this release, our net income for the fourth quarter of 2016 increased by $93.0 million related to future cash tax benefits. Although this change will result in a higher effective tax rate and GAAP income tax expense in future periods, we expect our cash tax rate to be approximately 7% to 11% as we utilize our NOLs,” commented Tracy McLauchlin, Chief Financial Officer.

Ms. McLauchlin continued, “Importantly, from a cash flow perspective, we will continue to use our net deferred tax assets to reduce our net cash tax exposure. In an effort to better assist investors, we plan to expand our future disclosures to reflect the significant difference between our expected tax provision and our expected cash taxes payable. We are also closely monitoring any change in the federal tax rate as such a change would impact the value of our net deferred tax assets and our future earnings.”

Release of Tax Valuation Allowances

The Company has significant net deferred tax assets, which include our federal and state net operating loss carryforwards (“NOLs”). Due to the uncertainty of future use of these net deferred tax assets, IES had, through its third quarter fiscal 2016 financial statements, maintained a valuation allowance offsetting a substantial portion of the deferred tax assets. After an analysis of its recent history of cumulative earnings and forecasted future taxable income, IES has determined that it is more likely than not that it will utilize a significant portion of the deferred tax assets and therefore is releasing substantially all of the remaining valuation allowance effective as of September 30, 2016. During the year ended September 30, 2016, IES released $109 million of valuation allowance, $93 million of which relates to deferred tax assets expected to be utilized in future periods. The remaining $16 million of valuation allowance release relates to 2016 earnings, as well as business combinations which occurred in 2016. If the Company is unable to generate sufficient taxable income in the future to utilize its NOLs, it could be required to record an additional valuation allowance, resulting in an increase in income tax expense and reducing its consolidated net income.

Net Operating Loss Carryforwards

The Company estimates that it has available NOLs for U.S. federal income tax purposes of approximately $404 million at September 30, 2016, including approximately $142 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a new Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and, thereby, reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

The Company’s Board of Directors has authorized and previously announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time. The Company had 970,915 shares remaining under its stock repurchase authorization at September 30, 2016. During the fiscal year ending September 30, 2016, the Company repurchased 46,929 shares at an average price of $11.07 per share. The Company did not repurchase any of its common stock during the three months ended September 30, 2016.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES and, in the non-GAAP reconciliation table included herein, adjusted net income before taxes, both of which are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by distinguishing certain noncash events such as our valuation allowances release and certain acquisition and disposition related items, and that, these measures, when reconciled to net income attributable to IES, which is the most directly comparable GAAP measure, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2016, to be filed with the Securities and Exchange Commission (“SEC”) by December 9, 2016, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our over 4,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the potential recognition of valuation allowances on net deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2016 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2016	2015	2016	2015
Revenues	$205.6	$159.7	$696.0	$573.9
Cost of services	168.1	129.3	569.0	474.0

Gross profit	37.5	30.4	127.0	99.9
Selling, general and administrative expenses	28.1	22.8	100.6	81.4
Contingent consideration expense	0.3	—	0.7	—
Loss on sale of assets	—	—	0.8	—

Income from operations	9.2	7.6	25.0	18.5
Interest expense, net	0.4	0.3	1.3	1.1
Other expense (income), net	—	0.0	(0.1)	(0.2)

Income from continuing operations before income taxes	8.8	7.3	23.8	17.5
Provision (benefit) for income taxes	(93.2)	(0.2)	(97.1)	0.7

Net income	102.0	7.6	120.9	16.9
Net loss from discontinued operations	—	(0.1)	—	(0.3)
Net income attributable to noncontrolling interest	(0.1)	—	(0.1)	—

Net income attributable to IES Holdings, Inc.	$102.0	$7.5	$120.8	$16.5

Income (loss) per share:
Continuing operations	$4.75	$0.36	$5.63	$0.79
Discontinued operations	$—	$(0.01)	$—	$(0.02)

Basic	$4.75	$0.35	$5.63	$0.77

Diluted income (loss) per share:
Continuing operations	$4.74	$0.36	$5.62	$0.79
Discontinued operations	$—	$(0.01)	$—	$(0.02)

Diluted	$4.74	$0.35	$5.62	$0.77

Shares used in the computation of income (loss) per share:
Basic (in thousands)	21,276	21,298	21,279	21,481
Diluted (in thousands)	21,516	21,343	21,492	21,526

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO IES HOLDINGS, INC.

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2016	2015	2016	2015
Net income attributable to IES Holdings, Inc.	$102.0	$7.5	$120.8	$16.5
Provision (benefit) for income taxes	(93.2)	(0.2)	(97.1)	0.7

Adjusted net income before taxes	8.7	7.2	23.7	17.2
Loss on sale of non-core assets	—	—	0.8	—
Current tax expense (1)	(0.6)	(0.5)	(1.7)	(1.1)

Adjusted net income attributable to IES Holdings, Inc.	$8.1	$6.8	$22.8	$16.1

(1)	Represents the tax expense for the current period which will be paid in cash, and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	September 30, 2016	September 30, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33.0	$49.4
Restricted cash	0.3	—
Accounts receivable:
Trade, net of allowance	124.4	93.0
Retainage	20.1	17.5
Inventories	13.2	14.0
Costs and estimated earnings in excess of billings	15.6	12.3
Prepaid expenses and other current assets	3.2	3.0

Total current assets	209.7	189.0

Property and equipment, net	15.7	11.7
Goodwill	39.9	17.2
Intangible assets	31.7	4.7
Deferred tax assets	93.5	—
Other non-current assets	3.7	3.0

Total assets	$394.3	$225.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$108.8	$82.9
Billings in excess of costs and estimated earnings	24.2	25.2

Total current liabilities	133.1	108.1

Long-term debt, net of current maturities	29.3	9.2
Other non-current liabilities	6.8	7.0

Total liabilities	169.1	124.3

Noncontrolling interest	1.8	—

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(4.8)	(4.4)
Additional paid-in capital	195.2	193.6
Retained earnings (deficit)	32.7	(88.0)

Total stockholders’ equity	223.4	101.4

Total liabilities and stockholders’ equity	$394.3	$225.7

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Year Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$120.9	$16.5
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	0.3	0.3
Deferred financing cost amortization	0.3	0.3
Depreciation and amortization	5.7	2.5
Loss on sale of assets	0.8	0.1
Non-cash compensation expense	1.6	0.5
Deferred income taxes	(98.4)	—
Changes in operating assets and liabilities
Accounts receivable	(22.4)	(15.1)
Inventories	3.9	2.5
Costs and estimated earnings in excess of billings	(3.2)	(3.7)
Prepaid expenses and other current assets	(1.7)	(1.9)
Other non-current assets	(1.5)	0.1
Accounts payable and accrued expenses	19.7	6.7
Billings in excess of costs and estimated earnings	(0.9)	3.3
Other non-current liabilities	—	(0.6)

Net cash provided by operating activities	25.0	11.5

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(3.4)	(2.8)
Proceeds from sales of assets	2.2	—
Cash paid in conjunction with business combination	(59.5)	(3.1)

Net cash used in investing activities	(60.7)	(5.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	20.3	—
Repayments of debt	(0.3)	—
Purchase of treasury stock	(0.6)	(3.6)
Change in restricted cash	(0.3)	—
Issuance of shares	0.2	—

Net cash provided by (used in) financing activities	19.3	(3.6)

NET INCREASE (DECREASE) IN CASH EQUIVALENTS	(16.4)	2.0
CASH AND CASH EQUIVALENTS, beginning of period	49.4	47.3

CASH AND CASH EQUIVALENTS, end of period	$33.0	$49.4

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
Commercial & Industrial	$63.5	$46.2	$222.5	$178.9
Communications	60.8	46.6	189.6	141.9
Infrastructure Solutions	17.8	12.4	58.0	46.8
Residential	63.5	54.6	225.9	206.3

Total Revenue	$205.6	$159.7	$696.0	$573.9

Operating Income
Commercial & Industrial	$2.9	$2.3	$7.6	$6.5
Communications	3.6	4.3	11.7	10.1
Infrastructure Solutions*	1.1	0.2	1.8	1.1
Residential	5.4	3.5	16.4	10.0
Corporate	(3.9)	(2.7)	(12.6)	(9.3)

Total Operating Income	$9.2	$7.6	$25.0	$18.5

*	Infrastructure Solutions for the fiscal year ended September 30, 2016 includes contingent consideration expense and loss on sale of non-core assets